Exhibit 99.1

PHARMACOPEIA DRUG DISCOVERY ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS

Pharmacopeia Drug Discovery continues momentum of scientific programs as a standalone company building a foundation for its future strategic direction

Princeton, New Jersey, August 5, 2004 - Pharmacopeia Drug Discovery, Inc. (Nasdaq: PCOP) today announced results for the three and six months ended June 30, 2004. On April 30, 2004, the spin-off of Pharmacopeia Drug Discovery into an independent, separately traded, publicly held company was completed. Since May 1, 2004, Pharmacopeia Drug Discovery has operated as a standalone company.

Revenues at Pharmacopeia Drug Discovery were $5.1 million for the three months ended June 30, 2004 compared to $7.0 million for the quarter ended June 30, 2003. The Company recognized lower lead optimization and screening revenues with existing collaborators in the current period as compared to 2003. For the six months ended June 30, 2004, revenues were $10.5 million compared to $14.5 million for the six months ended June 30, 2003. The decrease in revenues was due to lower lead optimization and screening revenues, as well as lower milestone revenues. Revenue from Pharmacopeia Drug Discovery’s three recently announced collaborations with Taiho, Neurocrine and Altana partially offset the decrease in revenue in the three and six month periods.

In keeping with the announced intention of Pharmacopeia Drug Discovery to increase its investment in proprietary research and development programs, the Company incurred research and development expenses of $1.4 million in the quarter ended June 30, 2004 compared with $0.9 million in the same period in 2003, an increase of 52%. Research and development expenses for the first half of 2004 were $2.8 million compared to $2.0 million in the first half of 2003, an increase of 42%.

The Company reported a net loss of ($3.5) million or ($0.28) per share for the three months ended June 30, 2004. In the three months ended June 30, 2003, the Company recorded a net loss of ($0.7) million or ($0.06) per share. For the six months ended June 30, 2004, the Company’s net loss was ($13.4) million or ($1.10) per share, in part reflecting $5.9 million of restructuring costs, largely related to the consolidation of its research facilities. In the six months ended June 30, 2003 the Company recorded a net loss of ($1.6) million or ($0.13) per share. Loss per share for periods prior to the spin-off are based on the 12,181,471 shares distributed in the spin-off, adjusted for unvested restricted shares.

Dr. Joseph Mollica, Chairman, President and Chief Executive Officer of Pharmacopeia Drug Discovery commented, “Our objectives in the past two months since the spin-off have been to maintain the momentum of our scientific programs for our collaborators and for ourselves; to consolidate our operations into one campus from two and otherwise minimize the overhead increase resulting from becoming a standalone company; and to identify a new CEO to take the company forward. In summary, our goal is to lay the groundwork for a new strategic direction that leverages our early stage drug discovery capabilities and advances the strong preclinical pipeline of approximately 40 programs and clinical pipeline of 4 programs we’ve built together with our collaborators while maintaining a modest cash burn. I am pleased with the significant strides we have made in a short time towards achieving all these important objectives. We are well positioned, as a result, to move in important new strategic directions. I am delighted that Dr. Leslie Browne-a talented and energetic industry veteran-is joining us to lead Pharmacopeia Drug Discovery in capitalizing on our many assets.”

Dr. Browne noted, “I look forward to building the future of Pharmacopeia Drug Discovery from the strong foundation-in terms of people, technology, customers and pipeline—that is now in place.”

Further details regarding Pharmacopeia Drug Discovery’s second quarter will be presented in a conference call on August 5, 2004 at 5:00 p.m. Eastern Time. Dr. Joseph Mollica and Dr. Leslie Browne, the incoming CEO, will host the call. Forward looking and material information may be discussed on this conference call.

Date: August 5, 2004
Time: 5:00 p.m. EDT
Domestic Callers: 800-500-0311
International Callers: 719-457-2698
Confirmation code: 267771
Name of Conference: Pharmacopeia Second Quarter Earnings Release
Webcast information can be accessed by visiting www.pharmacopeia.com

A replay of the conference call, which can be accessed by dialing toll-free 888-203-1112 and outside the U.S. 719-457-0820 will be available for 2 weeks. The access code for the replay is 267771. Replay of the webcast will also be accessible on Pharmacopeia Drug Discovery’s website at http://www.pharmacopeia.com under Investor Information.

Pharmacopeia Drug Discovery, Inc. (www.pharmacopeia.com) is a chemistry-based collaborative drug discovery company, focused on the creation of new small molecule therapeutics. Using proprietary technologies and processes, Pharmacopeia’s experienced scientists identify and optimize novel drug candidates through research collaborations with major pharmaceutical and biological companies and through the Company’s own internally-funded drug discovery programs. Pharmacopeia has a number of compounds in various stages of development including four that have advanced into clinical trials in the past year with its partners. Pharmacopeia Drug Discovery, Inc. is headquartered in Princeton, New Jersey.

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When used anywhere in this document, the words “expects”, “believes”, “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein may include statements addressing future financial and operating results of Pharmacopeia. Pharmacopeia has based these forward-looking statements on its current expectations about future events. Such statements are subject to risks and uncertainties known and unknown which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, the development by Pharmacopeia and regulatory and market acceptance of new products, the establishment and continuation by Pharmacopeia of drug discovery collaborations and the results of Pharmacopeia’s internal proprietary drug discovery programs, Pharmacopeia’s ability to raise additional capital, the obsolescence of existing products, the resolution of existing and potential future patent issues, additional competition, changes in economic conditions, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its registration statement on Form 10, Report on Form 10 Q filed on June 2, 2004 and subsequent filings under the Securities and Exchange Act of 1934. All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Brian M. Posner

Pharmacopeia Drug Discovery Inc.

(609) 452-3600

irreq@pharmacopeia.com

Tables Follow

PHARMACOPEIA DRUG DISCOVERY, INC.
SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except share data)

Statements of Operations

	For the Three Months Ended June 30,		For the SixMonths Ended June 30,
	2004	2003	2004	2003
Revenues	$5,107	$7,014	$10,476	$14,535
Cost of revenue:	4,985	5,396	10,535	11,172
Gross margin	122	1,618	(59)	3,363

Operating costs and expenses:
Research and development	1,385	912	2,774	1,954
Sales, general and administrative	2,244	1,408	4,663	2,951
Restructuring and other charges	—	—	5,947	—
Total operating costs and expenses	3,629	2,320	13,384	4,905
Operating loss	(3,507)	(702)	(13,443)	(1,542)
Interest and other income, net	56	4	59	13
Loss before tax provision	(3,451)	(698)	(13,384)	(1,529)
Provision for income taxes	10	—	13	107
Net loss	$(3,461)	$(698)	$(13,397)	$(1,636)

Net loss per share
Basic and diluted	$(0.28)	$(0.06)	$(1.10)	$(0.13)

Weighted average shares of common stock outstanding
Basic and diluted	12,179,890	12,155,751	12,167,821	12,155,751

PHARMACOPEIA DRUG DISCOVERY, INC.
SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except share data)

Balance Sheets

	June 30, 2004	December 31, 2003
Cash, cash equivalents and marketable securities	$41,917	$524
Trade receivables, net	1,771	2,302
Other assets, net	12,531	8,226
Total assets	$56,219	$11,052

Current liabilities	$7,764	$6,420
Long-term liabilities and reserves	2,305	325
Total stockholders’ equity	46,150	4,307
Total liabilities and stockholders’ equity	$56,219	$11,052